Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 1 to Registration Statement on Form S-4 of Park Sterling Corporation of our report dated March 21, 2011, relating to our audits of the consolidated financial statements of Community Capital Corporation as of and for each of the years in the three year period ended December 31, 2010, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions "Experts" in this Registration Statement.

/s/ Elliott Davis, LLC

Greenville, South Carolina
July 1, 2011